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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-3/A of our report dated January 22, 2003, except for Note 14 as to which the date is March 20, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in LSI Logic Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, California
October 29, 2003